UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               -----------------

                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): APRIL 2, 2004



                             ARCH CHEMICALS, INC.
            (Exact name of registrant as specified in its charter)


     VIRGINIA                    1-14601                       06-1526315
 (State or other          (Commission File Number)           (IRS Employer
   jurisdiction                                              Identification
 of incorporation)                                                Number)

     501 MERRITT 7, NORWALK, CT                                   06851
(Address of principal executive offices)                       (Zip Code)



      Registrant's telephone number, including area code: (203) 229-2900



                                     (N/A)
         (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On April 2, 2004, Arch Chemicals, Inc., a Virginia corporation ("Arch"), completed its previously announced acquisition of the biocides business (the "Biocides Business") of Avecia Limited, a company incorporated in England and Wales ("Avecia"). The Biocides Business is comprised of a Pool & Spa business and a Protection & Hygiene business. The Pool & Spa business principally provides alternatives to chlorine-based sanitizers for swimming pools and spas exclusively through specialty pool and spa dealers. The Protection & Hygiene business develops, manufactures and markets biocides which are largely used in anti-bacterial applications.

The acquisition was completed pursuant to a Restated Sale and Purchase Agreement, dated as of March 8, 2004, among Arch, Avecia Investments Limited, a wholly-owned subsidiary of Avecia, and certain of its subsidiaries (the "Purchase Agreement"). The total purchase price, which was determined by arm's length negotiation between the parties, was approximately $215 million, consisting of $200 million in cash and 669,750 shares of Arch common stock. Of these shares, 558,125 were issued to Avecia, Inc., a wholly-owned subsidiary of Avecia, at the closing on April 2, 2004. The issuance of the remaining 111,625 shares is subject to a delayed acquisition of the portion of the Biocides Business located in Spain, which is contingent on obtaining Spanish regulatory approval and is expected to occur prior to June 30, 2004. The purchase price is further subject to (i) a post-closing working capital adjustment and (ii) a contingent payment of up to $5 million in cash based upon earnings attributable to North American sales of certain acquired products. In addition, to the extent that any unfunded pension liability in the U.K. pension plan is less than $10 million, the purchase price would be adjusted upwards by the difference between $10 million and the unfunded liability, with the consideration to be split equally between a cash contingent payment and up to 223,250 additional shares of Arch common stock. The cash contingent payment will be earned based upon cumulative global net sales of certain acquired products through 2005. The shares issued and to be issued under the Purchase Agreement are not and will not be registered under the Securities Act of 1933, as amended; however, Arch has granted Avecia, Inc. and its affiliates registration rights in certain circumstances in connection with the shares.

The acquisition was financed principally from borrowings under Arch's Revolving Credit Agreement dated as of June 30, 2003, as amended, among Arch, the Lenders Party thereto, JPMorgan Chase Bank, as administrative agent, JPMorgan Securities Inc., as Joint Lead Arranger and Joint Book Manager, Banc of America Securities, L.L.C., as Joint Lead Arranger and Joint Book Manager, Bank of America, National Association, as Documentation Agent, and Fleet National Bank, as Syndication Agent.

A portion of the assets acquired constitute plant, equipment and other physical property. Avecia used these assets in connection with its conduct of the Biocides Business, and Arch intends to continue to use such assets in connection with the acquired Biocides Business.

The foregoing summary of the acquisition is qualified in its entirety by the Purchase Agreement, which was filed by Arch with the SEC on March 8, 2004 as
Exhibit 2.1 to Arch's Form 8-K.

The press release announcing the completion of the acquisition was filed by Arch with the SEC on April 5, 2004 as Exhibit 99.1 to Arch's Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements of the Biocides Business.

     The financial statements required under this Item are not included in this report. The required financial statements will be filed no later than June 16, 2004.

     (b) Pro Forma Financial Information.

     The pro forma financial information required under this Item is not included in this report. The required pro forma financial information will be filed no later than June 16, 2004.

     (c) Exhibits.

     None.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         ARCH CHEMICALS, INC.
                                         (Registrant)

                                         By:  /s/ Louis S. Massimo
                                             ---------------------------------
                                              Louis S. Massimo
                                              Executive Vice President and
                                              Chief Financial Officer



Date:  April 19, 2004